Exhibit 3(b)

                                                         FILED # C13778-01
                                                           June 25, 2001
                                                          In the Office of
                                                          /s/ Dean Heller
                                                  DEAN HELLER SECRETARY OF STATE


                                 FIRSTCDP, INC.
                              a Nevada Corporation

                            CERTIFICATE OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                           (Before Issuance of Stock)

1.   Name of Corporation: FirstCDP, Inc.

2.   The Articles have been amended as follows:

     ARTICLE 5. The governing board of the Corporation shall be known as directors, and the number of directors may be increased or decreased from time to time as set forth in the bylaws of the Corporation. The initial board of directors shall consist of one (1) member. The names and addresses of the persons who are to serve as members of the initial board of directors until their successors are elected and qualified or until their earlier resignation or removal are:

     Name                               Address
     ----                               -------
     David B. Stocker                   4745 North 7th Street
                                        Suite 234
                                        Phoenix, Arizona 85014

     ARTICLE 7. The names and positions of the persons who are to serve as the initial officers of the Corporation, until their successors are duly elected and qualified or until their earlier resignation or removal are:

     Name                               Office
     ----                               ------
     David B. Stocker                   President, Secretary,
                                        Treasurer

     ARTICLE 8. David B. Stocker, Esq., 4745 North 7th Street, Suite 234, Phoenix, Arizona 85014 is the sole Incorporator of the Corporation.

3.   The undersigned is the sole incorporator of the corporation.

4. The date upon which the original articles were filed with the Secretary of State was May 24, 2001.

5. The undersigned affirmatively declares that to the date of this certificate, no stock of the corporation has been issued.

     DATED: May 25, 2001

     /s/ David B. Stocker
     ---------------------------
     David B. Stocker
     Sole Incorporator